QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5

Opinion of Morgan, Lewis & Bockius LLP

March 18, 2004

The Pep Boys—Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132

Re:
The Pep Boys—Manny, Moe & Jack—Registration Statement for
Offering of $10,000,000 of Deferred Compensation Obligations

Ladies and Gentlemen:

        We have acted as counsel to The Pep Boys—Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of $10,000,000.00 of deferred compensation obligations of the Company (the "Deferred Compensation Obligations") for issuance under The Pep Boys Deferred Compensation Plan (the "Plan").

        This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Plan. Based on such review, we are of the opinion that, if, as and when the Deferred Compensation Obligations are issued in conformity with the terms of the Plan and in accordance with the Registration Statement, such Deferred Compensation Obligations will be duly authorized and legally issued.

        We consent to your filing this letter as an exhibit to the Registration Statement. In giving the opinion set forth in this letter, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Deferred Compensation Obligations.

Very truly yours,
MORGAN, LEWIS & BOCKIUS LLP
Initialed and Approved by:	Initialed and Approved by:

QuickLinks

Opinion of Morgan, Lewis & Bockius LLP